UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2014 (July 25, 2014)

FlexShopper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 25, 2014, Carl Pradelli joined the Company as an independent board member. Mr. Pradelli has been President, CEO, co-founder and a director since 2002 of Nature City LLC. Nature City is a developer and direct to consumer marketer of premium dietary supplements. Nature City principally markets via direct mail and e-commerce channels. From 2002 through 2011, Mr. Pradelli served as President, CEO and co-founder of Advanced Body Care Solutions, a company which marketed health and beauty products using direct response television. Previously, he was employed by Donaldson, Lufkin & Jenrette, which was acquired in 2000 by Credit Suisse First Boston at which time he was serving as a Senior Vice President. Mr. Pradelli has served as a director of Duane Reade, Inc. and on its compensation and governance committees. Mr. Pradelli received his MBA from Wharton Business School at the University of Pennsylvania and his BS in Finance and Accounting from Stern School of Business at New York University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

July 30, 2014	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

2